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                                                                   Exhibit 8.2

                       [FORM OF ROPES & GRAY TAX OPINION]



                                                 [Date] , 1997



PictureTel Corporation
100 Minuteman Road
Andover, Massachusetts 01810


Ladies and Gentlemen:

      We have acted as counsel to PictureTel Corporation ("PictureTel"), a Delaware Corporation, in connection with the contemplated merger under the laws of the Commonwealth of Massachusetts (the "Merger") of ML Acquisition Corp. ("Merger Sub"), a Massachusetts corporation and a wholly-owned subsidiary of PictureTel, with and into MultiLink, Inc. ("MultiLink"), a Massachusetts corporation, pursuant to an Agreement and Plan of Merger dated as of April 15, 1997, as amended (the "Merger Agreement"), by and among PictureTel, Merger Sub and MultiLink. The delivery of this opinion is a condition to the Merger pursuant to Section 7.6 of the Merger Agreement. All capitalized terms used herein, unless otherwise specified, have the meanings set forth in the Merger Agreement.

      In acting as counsel to PictureTel in connection with the Merger, we have participated in the preparation of the Merger Agreement and the preparation of the Registration Statement on Form S-4 filed by PictureTel with the Securities and Exchange Commission (which contains a Proxy/ Statement Prospectus) (the "Registration Statement"). In rendering our opinion, we have assumed with your consent that the Merger will be effected as described in the Registration Statement and in accordance with the Merger Agreement and the Massachusetts Business Corporation Law. We have also assumed with your consent that the representations made to us by PictureTel and MultiLink in certificates dated
[    ], 1997 and by certain MultiLink stockholders in letters dated [   ], 1997
are true and accurate and that no actions have been (or will be) taken which are inconsistent with such representations. We have also assumed that any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

      We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

      Our opinion is based on the Code, Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.

      Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the opinion that for United States federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code.



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      We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

      We hereby consent to the filing with the Securities and Exchange Commission of a form of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "The Merger Agreement -- Conditions to the Merger" of the Proxy Statement/Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          Ropes & Gray




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